UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest reported event): May 10, 2011

POSTROCK ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Commission File No. 001-34635

Delaware (State or other jurisdiction of Incorporation or organization)	27-0981065 (I.R.S. Employer Identification No.)

210 Park Avenue Oklahoma City, Oklahoma (Address of Principal Executive Offices)	73102 (Zip Code)
Registrant’s Telephone Number, including Area Code: (405) 600-7704
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     On May 11, 2011 and effective February 21, 2011, Quest Eastern Resource LLC (“QER”), a subsidiary of PostRock Energy Corporation (“PostRock”), entered into an amendment to the Third Amended and Restated Credit Agreement, dated September 21, 2010 (as amended, the “QER Credit Agreement”), among QER, as the borrower, the lender party thereto and Royal Bank of Canada, as administrative agent and collateral agent. The amendment further delays the date on which the first interest payments under the QER Credit Agreement are due as follows: (1) interest payments on LIBOR loans will not be due until the last day of each interest period occurring after June 30, 2011, and (2) interest payments on base rate loans will not be due until the last business day of each fiscal quarter beginning on September 30, 2011. The amendment also further delays the date on which certain payments accrued and owing under overriding royalty interests previously assigned to the lender are due to July 1, 2011, should an Approved Disposition, as such term is defined in the QER Credit Agreement, not occur on or prior to June 30, 2011. The amendment did not result in an increase in cash interest expense and no amendment fees were incurred in connection therewith.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On May 10, 2011, at the annual meeting of stockholders of PostRock, the stockholders approved the amendment of PostRock’s 2010 Long-Term Incentive Plan (the “LTIP”). The amendment increases the number of shares of common stock reserved for issuance under the LTIP by 2,000,000 shares. For a description of the terms of the LTIP, please see the section of PostRock’s definitive proxy statement captioned “Approval of Amendment of 2010 Long-Term Incentive Plan,” filed with the Securities and Exchange Commission on March 18, 2011, and incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders.
     The 2011 annual meeting of the stockholders of PostRock was held on May 10, 2011. Matters voted on at the annual meeting and the results thereof were as follows:
1.	Election of directors. The following individuals were elected to PostRock’s board of directors until PostRock’s next annual meeting of stockholders or until their successors are duly elected and qualified:

			Broker
Nominee	For	Withheld	Non-Votes
Nathan M. Avery	9,195,616	98,924	4,770,995
William H. Damon III	9,196,817	97,723	4,770,995
Thomas J. Edelman	8,840,126	454,414	4,770,995
David C. Lawler	9,194,806	99,734	4,770,995
Duke R. Ligon	9,171,759	122,781	4,770,995
J. Philip McCormick	9,196,312	98,228	4,770,995
James E. Saxton, Jr.	9,196,809	97,731	4,770,995
Daniel L. Spears	9,197,350	97,190	4,770,995
Mark A. Stansberry	9,196,808	97,732	4,770,995

2.	Approval of LTIP Amendment. Stockholders approved the amendment of the LTIP to increase the number of shares of common stock reserved for issuance under the plan by 2,000,000 shares:

Votes Cast
For	8,779,475
Against	492,572
Abstentions	22,493
Broker Non-Votes	4,770,995
3.	Ratification of Auditors. Stockholders ratified the appointment of UHY LLP as PostRock’s independent registered public accounting firm for 2011:

Votes Cast
For	13,761,340
Against	296,832
Abstentions	7,363
Broker Non-Votes	—

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POSTROCK ENERGY CORPORATION
By:	/s/ David J. Klvac
David J. Klvac
Executive Vice President and Chief Accounting Officer

Date: May 16, 2011